                                                                     EXHIBIT 3.2





                                     BY-LAWS

                                       OF

                               RIVIANA FOODS INC.

                                TABLE OF CONTENTS


ARTICLE I
         Offices..................................................................................................1

ARTICLE II
         Stockholders' Meetings...................................................................................1

ARTICLE III
         Directors................................................................................................5
         Meetings of the Board of Directors.......................................................................6
         Committees of Directors..................................................................................8
         Compensation of Directors...............................................................................12
         Resignation of Directors................................................................................12

ARTICLE IV
         Notices.................................................................................................12

ARTICLE V
         Officers................................................................................................13
         Chairman of the Board...................................................................................14
         Vice Chairman of the Board..............................................................................14
         The President...........................................................................................15
         The Vice Presidents.....................................................................................15
         The Secretary and Assistant Secretary...................................................................15
         The Treasurer and Assistant Treasurers..................................................................16

ARTICLE VI
         Certificates for Shares.................................................................................17
         Lost Certificates.......................................................................................18
         Transfer of Stock.......................................................................................19
         Fixing Record Date......................................................................................19
         Registered Stockholders.................................................................................19

ARTICLE VII
         General Provisions - Dividends..........................................................................20
         Annual Statement........................................................................................20
         Checks..................................................................................................20
         Fiscal Year.............................................................................................21
         Seal....................................................................................................21

ARTICLE VIII
         Indemnification.........................................................................................21
         Authorization of Indemnification of Directors and Others................................................21
         Method of Determining Eligibility for Indemnification...................................................23
         Limitations on Indemnification..........................................................................23
         Effect of Indemnitee Success in Defending Suits.........................................................24
         Right of Indemnity as a Contract Right..................................................................24
         Notification By Indemnitee to Corporation of Suit.......................................................25
         Advancement of Expenses and Conduct of Litigation.......................................................25
         Enforcement of Indemnity Claim Against Corporation......................................................27
         Settlements.............................................................................................28
         Indemnification Rights Under Article VIII Not Exclusive.................................................29
         Corporation's Additional Rights to Indemnify............................................................29
         D & O Insurance.........................................................................................29
         Definition of Applicable Law............................................................................30
         Amendments..............................................................................................30
         Severability............................................................................................30
         Gender..................................................................................................31

ARTICLE IX
         Amendments..............................................................................................31

                                    * * * * *

                                   BY-LAWS OF

                               RIVIANA FOODS INC.

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office of the corporation in the State of Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the Corporation Trust Company.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, shall be held on the third Wednesday of October (if a legal holiday, then on the next business day that is not a legal holiday) at 9 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting in accordance with these by-laws.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called only by the chairman of the board or president and shall be called by the chairman of the board, president, or secretary at the request in writing of a majority of the board of directors.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. No stockholder may present any proposal at any special meeting of stockholders or require the corporation to call a special meeting of stockholders or require the corporation to include any stockholder proposal in the notice of a special meeting of stockholders, except as otherwise required by law.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the persons receiving a plurality of votes shall be elected as directors. For all other matters, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Prior to each meeting of stockholders, the board of directors shall appoint one or more inspectors to act at the meeting and make a written report thereof. If no inspector is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall take and sign an oath to execute the duties of inspector. The inspector(s) shall: (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and (e) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

         Section 12. No stockholder may present any proposal for action at an annual meeting of stockholders (including a nomination of a candidate for election as a director) unless at the time he submits the proposal the stockholder (i) is a record or beneficial owner of at least $2,000 in market value of stock, or 1% of the corporation's outstanding securities, entitled to be voted on the proposal at the meeting, (ii) has held such stock for at least one year, and (iii) continues to hold such stock through the date on which the meeting is held. No stockholder may present more than one proposal for action at any annual meeting of stockholders. No stockholder may present any proposal for action at an annual meeting of stockholders that the board of directors would be entitled to omit from its form of proxy under Rule 14a-8 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") as such rule stands at the time the proposal is submitted, assuming the common stock of the corporation were (or is at the time) registered under section 12 of the 1934 Act.

         No stockholder may nominate any candidate for election as a director at an annual meeting of stockholders unless the nomination is accompanied by (i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K promulgated by the SEC under the 1934 Act, and (ii) a written undertaking by the nominee to serve if elected.

         No proposal by a stockholder for action at an annual meeting of stockholders (including a nomination of a candidate for election as a director) may be presented at the meeting unless it was received at the corporation's principal business office not less than 120 calendar days in advance of the date of the corporation's notice sent to stockholders for the previous year's annual meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders. Directors need not be stockholders.

         Section 2. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than twenty-one (21), the number to be determined from time to time by the board of directors. Each director shall hold office until the next annual meeting of the stockholders following his election, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Directors shall be elected annually by the stockholders entitled to vote at the annual meeting.

         Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the expiration of their term of office and until their successors are duly elected and shall qualify.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meetings shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly created board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the chairman of the board or president on one (1) days' notice to each director, either personally, by mail or courier, or by facsimile transmission; special meetings shall be called by the chairman of the board, president, or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the chairman of the board, president, or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board, a majority of the total number of directors constituting the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consented thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. Each committee shall elect a chairman to serve for such term as it may determine, shall set its own rules of procedure, and shall meet at such times and places and upon such call or notice from the chairman of the board of directors or the chairman of the committee. At each meeting of a committee, a majority of the total members of the committee, whether regular or alternate members, shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee, whether regular or alternate members, present at any meeting at which there is a quorum shall be the act of the committee.

         Section 13. The board of directors shall have a standing committee to be known as the Audit Committee, which shall be composed of not less than three nor more than five directors who are neither officers nor employees of the corporation. The members of the Audit Committee shall be independent directors, each of whom is able to read and understand financial statements, including the balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. It shall be the duty of the Audit Committee (a) to identify annually and recommend to the board of directors a firm of independent public accountants of recognized standing for selection as the principal accountant to audit the corporation's financial statements for the next ensuing fiscal year,
(b) to meet not less often than quarterly with the corporation's independent accountant to review the scope of their audit, the terms of their engagement and their compensation, matters possibly requiring financial statement disclosure, management's interim and annual discussion and analysis of financial condition and results of operations, and the accountant's findings with respect to internal controls, (c) to meet periodically with the corporation's internal auditor for the purpose of reviewing his reports, and (d) to review and oversee all material transactions and material proposed transactions between the corporation and one or more of its directors or executive officers, or their respective affiliates, with a view to assuring that all such transactions are or will be (i) on terms no less favorable to the corporation than would be available with unrelated third parties, and (ii) ratified by a majority of the independent directors who have no interest in such transactions. The Audit Committee shall be authorized, in its discretion, to retain at the expense of the corporation independent legal counsel and independent accountants, other than those normally retained by the corporation, to advise it with respect to its responsibility.

         Section 14. The board of directors shall have a standing committee to be known as the Compensation and Stock Option Committee, which shall be composed of not less than two nor more than five outside directors who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. It shall be the duty of the

Compensation and Stock Option Committee (a) to negotiate on behalf of the corporation and recommend to the board of directors the amount and types of compensation and benefits paid or to be paid by the corporation to the Named Executive Officers of the corporation (as that term is defined in paragraph (3) of Item 402(a) of Regulation S-K promulgated by the SEC under the 1934 Act), (b) to formulate compensation policies applicable to the corporation's executive officers, (c) to prepare an annual report concerning executive compensation paid or payable by the corporation that satisfies the requirements of Items 402(i) and 402(k) and any other similar provisions of Regulation S-K promulgated by the SEC under the 1934 Act, that are at the time applicable to the corporation, (d) designate the employees and directors who shall be granted options pursuant to Riviana Foods Inc. 1994 Stock Option Plan (the "Plan"); (e) designate the number of shares to be optioned to each optionee under the Plan; and (f) make such other determinations and designations as are called for by the Plan. The interpretation and construction by the Compensation and Stock Option Committee of any provisions of the Plan or of any option granted thereunder shall be final. No member of the board of directors or the Compensation and Stock Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

         Section 15. The board of directors shall have a standing committee to be known as the Executive Committee, which shall be composed of not less than three nor more than six directors. The Executive Committee shall have the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board, except that it shall have no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the By-laws.

         Section 16. The board of directors shall have a standing committee to be known as the Non-Employee Director Stock Option Plan Committee, which shall be composed of not less than two nor more than five directors. It will be the duty of the Non-Employee Director Stock Option Plan Committee to administer the Riviana Foods Inc. 1995 Non-Employee Director Stock Option Plan ("NEDSOP") in accordance with the provisions of the Plan.

                            COMPENSATION OF DIRECTORS

         Section 17. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            RESIGNATION OF DIRECTORS

         Section 18. Any director may resign at any time by giving written notice of such resignation to either the board of directors, the Chairman of the Board, the President, or the Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the board of directors or by any such officer.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to a director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or courier, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex, facsimile transmission or other electronic means.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a vice-chairman of the board, president, a vice-president, a secretary, and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries, assistant treasurers, and a secretary emeritus. Any number of offices may be held by the same person, unless the by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a vice-chairman of the board, president, one or more vice presidents, a secretary, and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation, if any, shall be fixed by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify, or until death or until they resign or shall have been removed. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD

         Section 6. The chairman of the board shall preside at all meetings of stockholders and of the board of directors at which he may be present and shall give such general advice and counsel as may from time to time be deemed essential to the corporation. Except where, by law, the signature of the president is required, the chairman shall possess the same power as the president to sign certificates, mortgages, contracts, bonds, and any other instruments of the corporation.

                           VICE CHAIRMAN OF THE BOARD

         Section 7. The vice chairman of the board shall act in the chairman's place at the chairman's request or if the chairman is unavailable, and shall possess the same duties to give advice and counsel and powers to sign documents as the chairman.

                                  THE PRESIDENT

         Section 8. The president shall be, and may be called or given the title of, the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors in the absence of the chairman of the board and vice chairman, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 9. He shall execute bonds, mortgages and other contracts in the name of and on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other agent of the corporation. He shall perform all other duties as from time to time may be assigned to him by the board of directors.

                               THE VICE PRESIDENTS

         Section 10. In the absence of the president, chairman of the board and vice chairman of the board, or in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, chairman of the board, or vice chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president, chairman of the board, or vice chairman of the board. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chairman of the board, or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in order determined by the board of directors (or if there be no such determination, then in the order of their election) and the secretary emeritus shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other power as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, president, and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 15. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the execution of an indemnity agreement in favor of the corporation. When authorizing such issue of a new certificate or certificates, the board of directors shall, as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative to give the corporation an open penalty bond as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable laws. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS AND OTHERS

         Section 1. Subject to the further provisions of this Article VIII, the corporation shall indemnify:

         (a) any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether arising out of conduct in his official capacity with the corporation or otherwise (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the maximum extent permitted under Delaware law, against expenses (including attorneys' fees), judgments, fines, and (subject to Section 9) amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

         (b) any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the maximum extent permitted under Delaware law, against expenses (including (1) attorneys' fees, and (2) subject to Section 9, amounts paid in settlement not exceeding, in the judgment of the proper person or group empowered at the time by Section 2 to act for the corporation, the estimated expense of litigating the action or suit to conclusion) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, EXCEPT THAT no indemnification under this subsection 1(b) shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to the corporation UNLESS and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. For purposes of the UNLESS clause of the preceding sentence, the fact that a person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation for negligence or gross negligence not amounting to willful misconduct shall of itself create neither a presumption nor an inference that he is not fairly and reasonably entitled to court-ordered indemnity for expenses.

              METHOD OF DETERMINING ELIGIBILITY FOR INDEMNIFICATION

         Section 2. Any indemnification under this Article VIII, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made.

         (a) by the board of directors by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit, or proceeding,

         (b) If such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or:

         (c) by the stockholders.

                         LIMITATIONS ON INDEMNIFICATION

         Section 3. Anything elsewhere in this Article VIII to the contrary notwithstanding, no indemnity pursuant to this Article VIII (and, with respect to matters described in subsection 3(a), no advancement of expenses under paragraph (a)(1) of Section 7) shall be paid by the corporation to a director, officer, employee, or agent:

         (a) on account of any action, suit, proceeding, crossclaim, or counterclaim initiated by such director, officer, employee, or agent against the corporation itself (except to enforce this Article VIII) or against a third party, unless the proper person or group empowered at the time by Section 2 to act for the corporation has authorized such action, suit, proceeding, crossclaim, or counterclaim to be initiated by the director, officer, employee, or agent;

         (b) in respect of any claim, issue, or matter involving remuneration or other personal benefit paid to or received by such director, officer, employee, or agent if it shall be determined by a final judgment of a court of competent jurisdiction or other final adjudication that the payment or receipt of such remuneration or other personal benefit was in violation of law; or

         (c) if a final decision by a court of competent jurisdiction shall determine that such indemnification is not lawful.

                 EFFECT OF INDEMNITEE SUCCESS IN DEFENDING SUITS

         Section 4. To the extent that a director, officer, employee, or agent has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, or proceeding of the character described in Section 6, or in defense of any claim, issue, or matter therein, it shall be conclusively presumed that the applicable standard of conduct has been met by such director, officer, employee, or agent with respect to such action, suit, proceeding, claim, issue, or matter.

                     RIGHT OF INDEMNITY AS A CONTRACT RIGHT

         Section 5. The obligations of the corporation to indemnify and hold harmless a director, officer, employee, or agent as set forth in this Article VIII (including, without limitation, the obligation under Section 7 to advance the cost of defense to or on behalf of directors and officers) shall be a contract right and shall continue during the period he is a director, officer, employee, or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, partnership, joint venture, trust, employee benefit plan, or other enterprise) and shall continue thereafter so long as the director, officer, employee, or agent shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he was a director, officer, employee, or agent of the corporation or was serving in any other capacity referred to in Section 1, notwithstanding that (a) at the time when such indemnification is claimed, the claimant has ceased to serve in any of the capacities referred to in Section 1, or (b) the state of facts on the basis of which indemnification is claimed occurred or arose prior to the date on which Article VIII of these by-laws was first adopted.

                NOTIFICATION BY INDEMNITEE TO CORPORATION OF SUIT

         Section 6. Promptly after receipt by a director, officer, employee, or agent of notice of the commencement of any action, suit, or proceeding with respect to which an indemnification claim is to be made against the corporation as set forth in this Article VIII, such director, officer, employee, or agent shall notify the corporation of the commencement thereof, but the failure to notify the corporation will not relieve it from any liability it may have to the director, officer, employee, or agent otherwise as set forth in this Article VIII.

                ADVANCEMENT OF EXPENSES AND CONDUCT OF LITIGATION

         Section 7. With respect to any action, suit, or proceeding as to which a director or officer notifies the corporation pursuant to Section 6 of his intention to seek indemnity under this Article VIII,

         (a)      the right to indemnification shall include:

                  (1) the right (subject to Section 3 and to subsections 7(b) and 7(e) below) to be paid by the corporation all expenses incurred in defending any such action, suit, or proceeding in advance of its final disposition, and

                  (2) a presumption (in the absence of a good-faith determination in writing to the contrary) that the proper person or group empowered at the time by
                           Section 2 to act for the corporation has made an affirmative determination that the facts then known to him or them would not preclude the indemnification of such director or officer under the applicable standard of conduct specified in Section 1;

         (b) advance payment as described in subsection 7(a) of expenses incurred by the director or officer shall be made only upon delivery to the corporation of:

                  (1) a written affirmation of his good faith belief that he has met the applicable standard of conduct specified in Section 1, and

                  (2) a written undertaking, executed personally or in his behalf, to repay the advance of expenses if it is ultimately determined that he did not meet the applicable standard of conduct specified in Section 1;

         (c) the corporation shall be entitled to participate therein at its own expense;

         (d) except as otherwise provided below, to the extent that it may wish, the corporation, alone or jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer;

         (e) the director or officer shall have the right to employ counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof except reasonable costs of investigation shall be at the expense of the director or officer unless

                  (1) the employment of counsel by the director or officer has been authorized by the corporation,

                  (2) the director or officer shall have reasonably concluded that there may be a conflict of interest between the corporation and him in the conduct of the defense of such action, or

                  (3) the corporation shall not in fact have employed counsel to assume the defense of such action,

                  in each of which cases the reasonable fees and expenses of counsel shall be at the cost of the corporation. The corporation shall not be entitled to assume the defense of any action, suit, or proceeding

                  (A) brought by or on behalf of the corporation as described in subsection 1(b), or

                  (B) as to which the director or officer shall have made the conclusion provided for in clause (2) of this subsection 7(e); and

         (f) the director or officer will reimburse the corporation for all reasonable expenses paid by the corporation in defending any civil or criminal action, suit, or proceeding against the director or officer in the event and only to the extent that it shall be ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation for such expenses as authorized in this Article VIII.

         (g) the benefits of subsection 7(a) shall not be available to any employee or agent of the corporation who is neither a director nor an officer of the corporation unless the proper person or group empowered at the time by
Section 2 to act for the corporation determines in its or their discretion that in light of the circumstances involved in a particular case, some or all of the benefits of subsection 7(a) should be made available to such employee or agent. Subsections 7(c), 7(d), 7(e), and 7(f), however, shall apply to employees and agents of the corporation who are not directors and officers, as well as to directors and officers.

               ENFORCEMENT OF INDEMNITY CLAIM AGAINST CORPORATION

         Section 8. If a claim for indemnification under Section 1 or for the advance of expenses under Section 7 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (including an action brought by a director or officer to enforce a claim under Section 7 for expenses incurred in defending any proceeding in advance of its final disposition where the requirements described in Section 7 have been satisfied) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to advance to or indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither

         (a) the failure of the proper person or group empowered at the time by
Section 2 to act for the corporation to have made a determination prior to the commencement of the claimant's action that indemnification of the claimant is permissible in the circumstances because he has met the required standard of conduct, nor

         (b) an actual determination by the proper person or group empowered at the time by Section 2 to act for the corporation that the claimant has not met such standard of conduct, nor

         (c) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the claimant's action for indemnification under Section 1 or for the advance of expenses under Section 7 or create a presumption that the claimant has failed to meet the required standard of conduct.

                                   SETTLEMENTS

         Section 9. The corporation shall not be liable to indemnify a director, officer, employee, or agent as provided in this Article VIII for any amount paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably delayed or withheld, and the corporation shall not be obligated to indemnify any director, officer, employee, or agent as provided in this Article VIII who unreasonably withholds his consent to any proposed settlement that is recommended to him in writing by the corporation.

             INDEMNIFICATION RIGHTS UNDER ARTICLE VIII NOT EXCLUSIVE

         Section 10. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall

         (a) be subject to any applicable limitations of state or federal law, but they shall not be deemed exclusive of any other rights to which the person seeking indemnification or obtaining advancement of expenses is entitled under any law, by-law, contract, or authorization by stockholders or disinterested directors, or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and

         (b) continue as to a person who has ceased to be director or officer and shall inure to the benefit of his heirs, legal representatives and assigns; provided, however, that no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

                  CORPORATION'S ADDITIONAL RIGHTS TO INDEMNIFY

         Section 11. The express indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not exhaust, reduce, or impair the corporation's discretionary right to indemnify its directors, officers, employees, or agents in accordance with Section 145 of the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended.

                                 D & O INSURANCE

         Section 12. The board of directors of the corporation shall have full authority to purchase and maintain insurance, at the expense of the corporation, on behalf of any past, present, or future director, officer, employee, or agent of the corporation insuring him against liabilities asserted against or incurred by him in any such capacity or arising from his status or former status as a director, officer, employee, or agent, whether or not the corporation would have the power or right to indemnify him against the same liability.

                          DEFINITION OF APPLICABLE LAW

         Section 13. The term "applicable law," as used throughout this Article VIII, shall (to the fullest extent allowed by the law under which this Article VIII is from time to time construed) be taken to mean the most generous (from the standpoint of an indemnification claimant) of the laws in effect:

         (a) during any part of the period of time within which the acts or omissions alleged in the action, suit, or proceeding in question as the basis for liability of the indemnification claimant occurred,

         (b) on the date when such action, suit, or proceeding was commenced, or

         (c) on the date when the validity of the indemnification claim asserted by the indemnification claimant against the corporation is finally determined or adjudicated.

                                   AMENDMENTS

         Section 14. This Article VIII may not be altered, amended, or repealed retrospectively, and no alteration, amendment, or repeal of this Article VIII shall divest any rights that accrued prior to such alteration, amendment, or repeal, including the rights to future indemnification by the corporation after such alteration, amendment, or repeal, with respect to acts or occurrences prior to such alteration, amendment or repeal.

                                  SEVERABILITY

         Section 15. Each and every provision of this Article VIII shall be considered severable, and to the extent any part or all of this Article VIII shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable in whole or in part in any particular case or generally, the remainder of this Article VIII shall nevertheless be treated as valid and enforceable to the fullest extent permitted by applicable law.

                                     GENDER

         Section 16. All references in this Article VIII to the masculine gender shall be considered as references to the feminine gender as well.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting.